UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2007

AKSYS, LTD.
(Exact name of registrant as specified in its charter)
000-28290

(Commission File Number)

Delaware	36-3890205

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
Two Marriott Drive
Lincolnshire, Illinois 60069

(Address of principal executive offices, with zip code)
(847) 229-2020

(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address,
if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Letter of KPMG LLP

Item 4.01. Changes in Registrant’s Certifying Accountant.
     KPMG LLP (“KPMG”) was previously the principal accountants for Aksys, Ltd (the “Company”). On January 16, 2007, KPMG informed the Company that it was resigning as the Company’s independent registered public accounting firm effective as of January 16, 2007. The Company has separately disclosed in a Form 8-K filed with the Securities and Exchange Commission on January 16, 2007 that it is curtailing all operations and commencing a winding down of its business.
     The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended December 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
     During the Company’s years ended December 31, 2004 and 2005, and in the subsequent interim periods through January 16, 2007, there were no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K) between KPMG and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, that, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years. During the years ended December 31, 2004 and 2005, and through January 16, 2007, there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K, other than as disclosed in Item 4 of Part I of the Company’s Form 10-Q for the quarter ended June 30, 2006 that was filed with the Securities and Exchange Commission on August 21, 2006, as described below.
     In the Form 10-Q for the quarter ended June 30, 2006, the Company disclosed that in connection with the review of its disclosure controls and procedures as of June 30, 2006, the Company’s President and Chief Executive Officer and the Company’s former Chief Financial Officer concluded that, as of June 30, 2006, the Company did not maintain effective disclosure controls and procedures due to a lack of sufficient personnel resources and technical accounting expertise in its accounting and finance department regarding non-routine and complex accounting matters. As a result, the Company was not able to timely prepare comprehensive documentation supporting management’s analysis of the appropriate accounting treatment for certain accounting matters described in the Form 10-Q. This inability to timely prepare and review such documentation contributed to the Company’s failure to file the Form 10-Q within the initial filing deadline.
     KPMG did not seek the Company’s consent to its resignation. As a result, the Company’s audit committee did not recommend or approve the resignation of KPMG.
     The Company has provided KPMG with a copy of the foregoing disclosures and requested that KPMG furnish a letter to the Securities and Exchange Commission stating whether or not KPMG agrees with the above statements. KPMG furnished such a letter, dated January 22, 2007, a copy of which is attached hereto as Exhibit 16.1.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

16.1	Letter of KPMG LLP, dated January 22, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKSYS, LTD.
Dated: January 22, 2007	By:	/s/ Howard J. Lewin
		Name:	Howard J. Lewin
		Title:	President and Chief Executive Officer

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